EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 27, 2013, relating to the consolidated financial statements of Guided Therapeutics, Inc. in this Registration Statement on Form S-1/A Post-Effective Amendment #1. We also consent to the reference of us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Sterling Heights, Michigan

April 5, 2013